                       [CHOATE, HALL & STEWART Letterhead]



                                               August 1, 1997



BankBoston Corporation
100 Federal Street
Boston, MA  02110

Ladies and Gentlemen:

     We hereby consent to the references to this Firm under the captions "THE MERGER-Certain Federal Income Tax Consequences" and "LEGAL OPINIONS" in the Proxy Statement-Prospectus included in the registration statement on Form S-4 filed with the Securities and Exchange Commission on August 1, 1997 by BankBoston Corporation in connection with the proposed merger of your subsidiary, Boston Parent Corp., with and into Pacific National Corporation.


                                               Very truly yours,


                                               /s/ CHOATE, HALL & STEWART


                                               CHOATE, HALL & STEWART